Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Connecticut Premium Income Municipal Fund
333-163255
811-7606

On January 13, 2010, under Form N-2, accession number,
0001193125-10-005672, a copy of the form of Statement
Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.2 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.